UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2023

FLYWHEEL ADVANCED TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-167130	27-2473958
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 West Nye Lane, Suite 455 Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (852) 66860563

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 CORPORATE GOVERNANCE

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 18, 2023, Ho Yiu Chung notified Flywheel Advanced Technology, Inc. (the “Company’”) and its seventy (70%) percent owned subsidiary, Blue Print Global Limited (“Blue Print”), that he was resigning from the board of directors of the Company and the director of Blue Print, each of which is effective immediately. Ho Yiu Chung has served as a director of the Company since September 2021 and a director of Blue Print since November 30, 2022. Mr. Ho Yiu Chung’s resignation was not due to any matter related to the Company or Blue Print’s operations, policies, or practices, his experiences while serving on each board, or any disagreement with the board or management team of the Company or Blue Print.

On September 18, 2023, the board of directors of Blue Print appointed Tang Siu Fung as a member of the board, effective immediately, to serve until his successor is elected and qualify. Tang Siu Fung has served as the President and Chief Executive Officer of the Company and as the Chairman of the Company’s board since September 2021. By setting out clear aims and objectives, Mr. Tang directs and oversees Blue Print’s overall strategic direction, developing high-quality business strategies and leading Blue Print to achieve short term, as well as long term, goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLYWHEEL ADVANCED TECHNOLOGY, INC.

Dated: September 19, 2023	By:	/s/ Tang Siu Fung
	Name:	Tang Siu Fung
	Title:	Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)